FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made effective for all purposes as of March 31, 2022 (“Effective Date”), by and between AEI INCOME & GROWTH FUND 26, LLC, a Delaware limited liability company (“Seller”) and NLF ZJ ENID OK, a series of ROSEROCK NET LEASE FUND I SERIES, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated effective March 2, 2022 (“Contract”), pursuant to which Seller desires to sell and Buyer desires to buy the real property therein described (“Property”); and

WHEREAS, in accordance with Section 8 of the Contract, Seller timely ordered the Title
Commitment within three (3) business days following the effective date of the Contract; and

WHEREAS, the Review Period is scheduled to expire on April 1, 2022, and as of the Effective Date hereof, the Title Company has not issued the Title Commitment; and

WHEREAS, Paragraph 23.a of the Contract provides that the Contract may be amended with a written agreement signed by both Buyer and Seller; and

WHEREAS, Buyer and Seller desire to amend the Contract in order to, among other things, clarify the effect of the exercise of Buyer’s right to terminate the Contract in the event Seller shall fail to cure or eliminate all Title Objections listed in the Notice of Objections on or before expiration of the Title Cure Period.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.         Expiration of Review Period. The first sentence of Section 5 of the Contract is hereby revised to replace the reference to “30 days from the Effective Date” with “36 days from the Effective Date”, such that the Review Period shall now expire on April 7, 2022. In connection with the foregoing and for the purposes of clarity, because the Closing Date is scheduled to occur on or before 15 days following expiration of the Review Period, the Closing Date shall be on or before April 22, 2022, unless the parties mutually agree otherwise.

2.         Title. It is the intent of the parties hereto that the discretionary right granted to Buyer to cancel the Contract on or before expiration of the Review Period for any reason or no reason at all shall expire upon expiration of the Review Period. Notwithstanding the foregoing or anything in the Contract to the contrary, in the event Seller shall fail to cure or eliminate all Title Objections listed in any Notice of Objections on or before expiration of the applicable Title Cure Period, Buyer shall retain the right to terminate the Contract by written notice to Seller within three (3) business days following expiration of the applicable Title Cure Period. If Buyer terminates the Contract by reason of Seller’s failure to cure or eliminate all Title Objections listed in a Notice of Objections on or before expiration of the applicable Title Cure Period, the Earnest Money, less any escrow cancellation fees charged by the Title Company and any liabilities under the first paragraph of Section 5 of the Contract, will be returned to Buyer notwithstanding expiration of the Review Period or any provision in the Contract to the contrary.

3.         Miscellaneous. Except at expressly amended by this First Amendment, all other items and provisions of the Contract remain unchanged and shall continue in full force and effect. This First Amendment may be executed in multiple counterparts, and by facsimile or electronic mail, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument. The terms of this First Amendment shall control over any conflicts between the terms of the Contract and the terms of this First Amendment. Capitalized terms used, but not defined herein, shall have the same meaning ascribed to such terms in the Contract.

IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment effective as of the Effective Date.

SELLER:

AEI INCOME & GROWTH FUND 26, LLC, a Delaware limited liability company

By:       AEI FUND MANAGEMENT XXI, INC.,
a Minnesota corporation, its Managing Member

By: /s/ Marni Nygard
Name:Marni Nygard
Title:  President

BUYER:

NLF ZJ ENID OK, A SERIES OF ROSEROCK NET LEASE FUND I SERIES, LLC, a Delaware limited liability company

By:  /s/ Ben Wall
Name:Ben Wall
Title: CIO